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As filed with the Securities and Exchange Commission on February 16, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
Box 3005
Columbus, Indiana 47202-3005
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Patrick J. Ward
Vice President and Chief Financial Officer
500 Jackson Street, P.O. Box 3005
Columbus, Indiana 47202-3005
(812) 377-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Sharon R. Barner Vice President—General Counsel 500 Jackson Street, P.O. Box 3005 Columbus, Indiana 47202-3005 (812) 377-3609	Steven R. Barth Jason M. Hille Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 271-2400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt Securities	(1)	(1)	(1)	(1)

Common Stock, $2.50 par value

Preferred Stock, zero par value

Preference Stock

Depositary Shares(2)

Warrants

Stock Purchase Contracts

Stock Purchase Units(3)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)
To be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event Cummins Inc. elects to offer fractional interests in shares of preferred stock or preference stock registered hereunder, depositary receipts may be distributed to those persons acquiring such fractional interests and the shares of preferred stock or preference stock will be issued to the depositary under the depositary agreement.

(3)
Each stock purchase unit consists of (a) a stock purchase contract under which the holder will be obligated to purchase, and the Company will be obligated to sell, an indeterminate number of shares of common stock, preferred stock or preference stock at a future date and (b) either debt securities, warrants or other securities of Cummins Inc. or debt obligations of third parties securing the holder's obligation to purchase the common stock or other securities of the Company subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.

Prospectus

Cummins Inc.

Debt Securities, Common Stock, Preferred Stock, Preference Stock,
Depository Shares, Warrants, Stock Purchase Contracts and
Stock Purchase Units

        We may offer and sell from time to time the securities identified above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

        We may offer and sell the following securities:

  •
  debt securities, in one or more series, in each case consisting of notes, debentures or other unsecured evidences of indebtedness which may be convertible into our common stock or other securities or property;

  •
  shares of our common stock, $2.50 par value per share;

  •
  shares of our preferred stock, in one or more series, including depositary shares representing fractional interests in shares of our preferred stock;

  •
  shares of our preference stock, in one or more series, including depositary shares representing fractional interests in shares of preference stock;

  •
  warrants to purchase common stock, preferred stock, preference stock, debt securities or other of our securities;

  •
  stock purchase contracts; and

  •
  stock purchase units.

        Each time securities are offered and sold using this prospectus, we will provide a supplement to this prospectus containing specific information about the offering and, if applicable, the selling shareholders, as well as the terms of the securities being sold, including the offering amounts and prices. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any applicable prospectus supplement to the specific issue of securities carefully before you invest in any of our securities.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, or through a combination of these methods on a continued or a delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

        In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

        Our common stock is traded on the New York Stock Exchange under the symbol "CMI."

        Investment in our securities involves risks. See "Risk Factors" on page 5 and in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, if applicable, and in any applicable prospectus supplement for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2016.

ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, in this prospectus, references to "the Company", "we", "us", "our", "ours" or "Cummins" refer to Cummins Inc. and its consolidated subsidiaries. When we refer to "you", we mean the holders of the applicable series of securities.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well- known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders to be named in a supplement to this prospectus may, from time to time, sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we or the selling shareholders offer and sell securities, we or the selling shareholders will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

        Neither we nor the selling shareholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC.

        We and the selling shareholders are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        You should not assume that the information in this prospectus or any prospectus supplement, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and any prospectus supplement, is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENTS AND FORWARD-LOOKING INFORMATION

        Certain parts of this prospectus, any supplement to this prospectus and/or any other offering material, and the information incorporated by reference in this prospectus, any supplement to this prospectus and/or any other offering material, may contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that are based on current expectations, estimates and projections about the industries in which we operate and management's beliefs and assumptions. Forward-looking statements are generally accompanied by words such as "anticipates," "expects," "forecasts," "intends," "plans," "believes," "seeks," "estimates," "could," "should," or words of similar meaning. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which we refer to as "future factors," which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some future factors that could cause our results to differ materially from the results discussed in such forward-looking statements are discussed below and you are urged to consider these future factors carefully in evaluating forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Future factors that could affect the outcome of forward-looking statements include the following:

  •
  a sustained slowdown or significant downturn in our markets;

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  a downturn in the North American truck industry;

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  a major customer experiencing financial distress;

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  changes in the engine outsourcing practices of significant customers;

  •
  any significant problems in our new engine platforms;

  •
  a further slowdown in infrastructure development;

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  unpredictability in the adoption, implementation and enforcement of emission standards around the world;

  •
  foreign currency exchange rate changes;

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  the actions of, and income from, joint ventures and other investees that we do not directly control;

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  the integration of our previously partially-owned United States and Canadian distributors;

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  our plan to grow through strategic acquisitions and related uncertainties of entering into such transactions;

  •
  challenges or unexpected costs in completing restructuring and cost reduction initiatives;

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  supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers;

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  variability in material and commodity costs;

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  product recalls;

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  the development of new technologies;

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  competitor pricing activity;

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  increasing competition, including increased global competition among our customers in emerging markets;

  •
  exposure to potential security breaches or other disruptions to our information technology systems and data security;

  •
  political, economic and other risks from operations in numerous countries;

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  changes in taxation;

  •
  global legal and ethical compliance costs and risks;

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  aligning our capacity and production with our demand;

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  product liability claims;

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  increasingly stringent environmental laws and regulations;

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  the price and availability of energy;

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  the performance of our pension plan assets;

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  labor relations;

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  changes in actuarial and accounting standards;

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  our sales mix of products;

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  protection and validity of our patent and other intellectual property rights;

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  technological implementation and cost/financial risks in our increasing use of large, multi-year contracts;

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  the cyclical nature of some of our markets;

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  the outcome of pending and future litigation and governmental proceedings;

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  continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future businesses; and

  •
  other risk factors described under the caption "Risk Factors" on page 5.

        You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this prospectus and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CUMMINS INC.

        Cummins Inc. was founded in 1919 as a corporation in Columbus, Indiana, as one of the first diesel engine manufacturers. We are a global power leader that designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products, including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems and electric power generation systems. We sell our products to original equipment manufacturers (OEMs), distributors and other customers worldwide. We serve our customers through a network of approximately 600 company-owned and independent distributor locations and over 7,200 dealer locations in more than 190 countries and territories.

        We have four complementary operating segments: Engine, Components, Power Generation and Distribution. These segments share technology, customers, strategic partners, brand recognition and our distribution network in order to compete more efficiently and effectively in their respective markets. In each of our operating segments, we compete worldwide with a number of other manufacturers and distributors that produce and sell similar products. Our products compete primarily on the basis of performance, fuel economy, speed of delivery, quality, customer support and price.

        Our principal executive offices are located at 500 Jackson Street, Box 3005, Columbus, Indiana 47202, and our telephone number is (812) 377-5000.

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

 RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERENCE STOCK DIVIDENDS

        The following table presents our historical ratios of consolidated earnings to fixed charges for the periods presented.

	Years Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	15.3x	17.9x	19.4x	22.6x	25.9x

(1)
For purposes of calculating the ratios of earnings to fixed charges and earnings to combined fixed charges and preference stock dividends, "earnings" includes earnings from continuing operations before income taxes and noncontrolling interests, plus fixed charges, amortization of capitalized interest and distributed income of equity investees, less equity in earnings of equity investees and capitalized interest. "Fixed charges" includes interest expensed and capitalized, amortized discounts and an estimate of the interest within rental expense.

        We did not have any preferred stock or preference stock outstanding and we did not pay or accrue any preferred stock or preference stock dividends during the periods presented above. Accordingly, our ratios of earnings to combined fixed charges and preference stock dividends are the same as those presented in the table of ratios of earnings to fixed charges set forth above for each of the respective periods presented.

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sales of the securities as set forth in the applicable prospectus supplement and/or free writing prospectus.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase. Our debt securities, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to an indenture to be entered into between us and U.S. Bank National Association, as trustee.

        Because the following is only a summary of selected provisions of the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indenture and any supplemental indentures thereto or officer's certificate or board resolution related thereto. We urge you to read the indenture because the indenture, not this description, defines the rights of the holders of the debt securities. The indenture will be substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we", "us", and "our" refer to Cummins Inc. only and not to any of its subsidiaries.

General

        The indenture does not limit the amount of debt securities that may be issued under the indenture, and the indenture does not limit the amount of other debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series.

        We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities.

        When we refer to "debt securities" or a "series of debt securities", we mean, respectively, debt securities or a series of debt securities issued under the indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        The debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness (other than obligations mandatorily preferred by law) and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness.

        The debt securities will effectively rank junior to all liabilities of our subsidiaries (excluding any amounts owed by such subsidiaries to us). Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

        Unless we inform you otherwise in the prospectus supplement, the indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indenture will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

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  the total principal amount of the debt securities;

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  whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;

  •
  whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

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  the place or places where payments on the debt securities will be payable;

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  any provisions for optional redemption or early repayment;

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  any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

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  the dates, if any, on which and the price or prices at which the debt securities will be repurchased by us at the option of the holders and other provisions of repurchase obligations;

  •
  the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

  •
  whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  whether the provisions described below under the heading "—Defeasance and Discharge" apply to the debt securities;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities if other than those appointed in the indenture; and

  •
  any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.

        These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States ("U.S.") federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

Consolidation, Merger or Sale of Assets

        We will not consolidate or combine with or merge with or into or sell, assign (excluding any assignment solely as collateral for security purposes), convey, lease, transfer or otherwise dispose of all or substantially all of the assets of us and our subsidiaries taken as a whole to any person or persons in a single transaction or through a series of related transactions, unless:

  •
  we shall be the successor, continuing or transferee person or, if we are not the successor, continuing or transferee person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture executed and delivered to the trustee;

  •
  immediately after giving effect to such transaction or series of related transactions, no default has occurred and is continuing; and

  •
  we or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of related transactions and a supplemental indenture, if any, complies with the indenture.

        If any consolidation or merger of us or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of us and our subsidiaries taken as a whole occurs in accordance with the indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such surviving entity had been named as us. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer;

  •
  our failure to pay the principal of or any premium on any debt security of that series when due;

  •
  our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

  •
  our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 90 days after written notice by the trustee or by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series issued under the applicable indenture;

  •
  an event of default under the terms of any indenture or instrument for borrowed money under which we or any Significant Subsidiary has outstanding an aggregate principal amount of at least $100,000,000, which event of default results in an acceleration of the payment of all or a portion of such indebtedness for money borrowed (which acceleration is not rescinded or annulled within 30 days after notice of such acceleration);

  •
  our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  specified events involving bankruptcy, insolvency or reorganization of Cummins or its Significant Subsidiaries; and

  •
  any other event of default provided for in that series of debt securities.

        We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

        If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

  •
  such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

  •
  holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

  •
  such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

  •
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

        The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture excluding a continuing default or event of default in the payment of interest, additional amounts or premium on, or the principal of, the debt securities.

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture.

  Certain Definitions

        The following are the meanings of terms that are important in understanding the events of default previously described:

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

        "Significant Subsidiary" means each Subsidiary of ours which, at the time of determination, constitutes a "significant subsidiary" (as such term is defined in Rule 1-02 under Regulation S-X as in effect on the date of the indenture).

        "Subsidiary" means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with ours in accordance with GAAP and (b) of which, in the case of a corporation, partnership or other legal entity, more than 50% of the outstanding voting stock is owned, directly or indirectly, by us or by one or more other Subsidiaries.

Modification and Waiver

        Except as provided in the next four succeeding paragraphs, the indenture and the debt securities issued under the indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to the indenture for all or any particular debt securities of any series.

        Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the principal of any debt security or change its stated maturity, or reduce the redemption price of any debt securities;

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  reduce the amount of principal payable upon acceleration of the maturity of any debt securities;

  •
  reduce the rate of or change the time for payment of interest on any debt security, other than any waiver of default interest on any debt security;

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  waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make payments on any debt security payable in currency or place other than as originally stated in the debt security;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities (other than as permitted immediately below);

  •
  waive a redemption payment with respect to any debt securities that are subject at the time of such waiver to a notice of redemption made in accordance with the indenture;

  •
  impair a holder's right to sue for payment of any amount due on its debt security; or

  •
  make any change in the preceding amendment, supplement and waiver provisions.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any debt securities or request a waiver.

        We and the trustee may supplement or amend the indenture or the debt securities without notice to or the consent of any holders of debt securities issued under the indenture in certain circumstances, including:

  •
  to cure any ambiguity, defect or inconsistency;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to establish the form or terms of debt securities of any series as permitted by the indenture;

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  to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our properties or assets;

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  to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

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  to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of securities, stating that such covenants are expressly being so included), or to surrender any right or power herein conferred upon us;

  •
  to add additional events of default with respect to all or any series of debt securities;

  •
  to change or eliminate any of the provisions of the indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected by such change in or elimination of such provision;

  •
  to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series;

  •
  to secure the debt securities;

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  to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture;

  •
  to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to the indenture for all or any particular debt securities of any series, as set forth in an officer's certificate; or

  •
  to make any other provisions with respect to matters or questions arising under the indenture, provided that such actions shall not adversely affect the interests of the holders of the debt securities, as determined in good faith by our board of directors.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Defeasance and Discharge

  Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture.

        If we deposit with the trustee under the indenture any combination of money or government securities sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

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  we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

  Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under the indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

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  either:

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  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

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  all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

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  no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default relating to the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any Significant Subsidiary is a party or by which we or any Significant Subsidiary is bound;

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  we have paid or caused to be paid all sums payable by it under the indenture; and

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  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

        In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied, along with an officers' certificate stating such deposit of funds was not made by us with the intent of preferring the holders of securities of such series over our other creditors with the intent of defeating, hindering, delaying or defrauding creditors or others.

Governing Law

        New York law will govern the indenture and the debt securities.

The Trustee

        U.S. Bank National Association will be the trustee under the indenture. We have banking relationships with U.S. Bank National Association or its affiliates in the ordinary course of business.

        If the trustee becomes a creditor of Cummins, the indenture will limit the right of the trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to certain exceptions. The indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Payments and Paying Agents

        Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive payments will be governed by the rules and practices of the depositary and its participants.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law to close.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

 DESCRIPTION OF COMMON STOCK

        The following description of our common stock summarizes general terms and provisions that apply to our common stock. Because this is only a summary it does not contain all of the information that may be important to you and that you should consider before investing in our common stock. The summary is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation and By-Laws (as amended and restated), which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information".

General

        We are authorized to issue up to 500 million shares of common stock, par value $2.50 per share. As of February 5, 2016 there were approximately 174,320,797 shares of common stock outstanding. Subject to the limitations described below and the prior rights of our preferred stock and preference stock, our common stock is entitled to dividends when and as declared by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to one vote per share. There is no provision for cumulative voting or preemptive rights. The holders of our preferred stock and the holders of our preference stock are each entitled to elect two directors to our board of directors upon default in the payment of six quarterly dividends on any series of such class and have voting rights with respect to amendments of our Restated Articles of Incorporation affecting certain of their rights and in the case of certain mergers, consolidations and dispositions of substantially all of our assets. Upon any liquidation, voluntary or involuntary, of our company, holders of common stock are (to the exclusion of any holders of preferred stock and preference stock) entitled ratably to all of our assets after payment of our liabilities and satisfaction of the liquidation preferences of the preferred stock and the preference stock. The outstanding shares of common stock are, and any shares of common stock offered pursuant to a prospectus supplement will be, upon issuance against full payment therefor, fully paid and nonassessable.

        Our common stock is listed on the New York Stock Exchange. The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, St. Paul, Minnesota.

Dividends

        The holders of common stock shall be entitled to share ratably in dividends or other distributions as are declared from time to time on the shares of the common stock at the discretion of the board of directors. No dividends or distributions may be declared or paid or made on, or acquisitions made of, any common stock unless dividends on all outstanding preferred stock and preference stock for all past quarterly dividend periods have been declared and paid or a sum sufficient for payment set apart.

Certain Provisions of the Indiana Business Corporation Law

        As an Indiana corporation, we are governed by the Indiana Business Corporation Law, or the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

        Special Meetings by the Shareholders.    Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting (which special meeting shall be called by the Company upon written request by shareholders holding not less than 25% of the voting power of all outstanding shares of our capital stock) of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

        Control Share Acquisitions.    Under Chapter 42 of the IBCL, an acquiring person or group who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

        Under the IBCL, "control shares" means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

  •
  one-fifth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more.

        "Control share acquisition" means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. "Issuing public corporation" means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.

        The above provisions do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or by-laws, including a by-law adopted by the corporation's board of directors, provide that they do not apply. Our By-laws provide that we are not subject to the Control Share Act. However, our By-laws may be amended by our board of directors without a shareholder vote.

        Certain Business Combinations.    Chapter 43 of the IBCL restricts the ability of a "resident domestic corporation" to engage in any combinations with an "interested shareholder" for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, "resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

        The definition of "beneficial owner" for purposes of Chapter 43, means a person who, directly or indirectly, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any "derivative instrument" that includes the opportunity to profit or share in any profit derived from any increase in the value of the subject shares.

        The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our Restated Articles of Incorporation do not exclude us from Chapter 43.

        The overall effect of the above provisions may be to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control of us by a holder of a large block of our stock or other person, or the removal of incumbent management, even if such actions may be beneficial to our shareholders generally.

        Directors' Duties and Liability.    Under Chapter 35 of the IBCL, directors are required to discharge their duties:

  •
  in good faith;

  •
  with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

  •
  in a manner the directors reasonably believe to be in the best interests of the corporation.

        However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director's office and the action or failure to act constitutes willful misconduct or recklessness.

        This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws. Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation's shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

        Mandatory Classified Board of Directors.    Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation's voting shares are registered under Section 12 of the Exchange Act. Our By-Laws (as amended and restated) include a provision whereby we elected to not be subject to this mandatory requirement; however, the IBCL permits this election to be rescinded by subsequent action of our board of directors.

DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK

        The following is a description of certain general terms and provisions of our preferred stock and our preference stock. We refer to our preferred stock and preference stock collectively in this prospectus as our "priority stock". This description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Restated Articles of Incorporation and the certificate of designations relating to each series of priority stock, which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of issuance of any such series of priority stock. Our Restated Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock and 1,000,000 shares of preference stock, with no par or stated value. No shares of priority stock are currently outstanding.

        The priority stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law and our Restated Articles of Incorporation, our board of directors is authorized to determine the designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of priority stock that may be issued, and to fix the number of shares of each such series. Thus, our board of directors, without stockholder approval, could authorize the issuance of priority stock with conversion and other rights that could adversely affect the rights of holders of common stock or other series of priority stock or that could have the effect of delaying, deferring or preventing a change in control of our company. See "Description of Common Stock". Certain provisions applicable to the priority stock are set forth in "Description of Common Stock". For a description of certain antitakeover provisions under Indiana law, see "Description of Common Stock—Certain Provisions of the Indiana Business Corporation Law".

        The prospectus supplement relating to the particular priority stock offered by such prospectus supplement will describe the following terms of the priority stock:

  •
  the designation and stated value per share and the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the initial public offering price at which such priority stock will be issued;

  •
  the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange rights;

  •
  whether we have elected to offer depositary shares as described below under "Description of Depositary Shares"; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        The priority stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the applicable prospectus supplement.

General

        The priority stock will be, upon issuance against full payment therefor, fully paid and nonassessable. The holders of priority stock will not have any preemptive rights. The applicable prospectus supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the priority stock that is offered under such prospectus supplement.

Rank

        With respect to dividend rights and rights upon the liquidation, dissolution or winding up of our company, each share of preferred stock will rank on a parity with each other share of preferred stock, irrespective of series, and will rank prior to our common stock and preference stock and any other class or series of our capital stock hereafter authorized over which the preferred stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of our company. With respect to dividend rights and rights upon the liquidation, dissolution or winding up of our company, each share of preference stock will rank on a parity with each other share of preference stock, irrespective of series, and will rank prior to the common stock and any other class or series of our capital stock hereafter authorized over which the preference stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of our company.

        The priority stock will be junior to all of our outstanding debt. Each series of priority stock will be subject to creation of preferred or preference stock ranking senior to, on a parity with or junior to such priority stock to the extent not expressly prohibited by our Restated Articles of Incorporation.

Dividends

        Holders of shares of priority stock will be entitled to receive, when, as and if declared by our board of directors out of funds of our company legally available for payment, cash dividends, payable at such dates and at such rates per share per annum as set forth in the applicable prospectus supplement. Such rate may be fixed or variable or both. Each declared dividend will be payable to holders of record as they appear at the close of business on our stock books (or, in the event fractional interests of priority stock are issued and represented by depositary receipts, on the records of the depositary referred to below under "Description of Depositary Shares") on such record dates as are determined by our board of directors. Each of such dates is referred to as a "record date".

        Such dividends may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If dividends on a series of priority stock are noncumulative and if our board of directors fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such priority stock will have no right to receive a dividend in respect of such dividend period, and we will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dividend payment date.

        No full dividend will be declared or paid or set apart for payment on our preferred stock of any series or our preference stock of any series for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding shares of preferred stock or preference stock, as applicable, for all dividend periods terminating on or prior to the end of such dividend period. When dividends are not paid in full in this manner on all shares of preferred stock or preference stock, as the case may be, any dividend payments (including accruals, if any) on our preferred stock or preference stock, as applicable, will be paid to the holders of the shares of our preferred stock or preference stock, as the case may be, ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full. Accruals of dividends will not bear interest.

        So long as any shares of preferred stock or preference stock are outstanding, in no event will any dividends, whatsoever, whether in cash or property, be paid or declared, nor will any distribution be made, on any class of stock ranking subordinate to our preferred stock or preference stock, as the case may be, nor will any shares of stock ranking subordinate to our preferred stock or preference stock, as the case may be, be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries, unless all dividends on our preferred stock or preference stock, as applicable, for all past quarterly dividend periods will have been paid or declared and a sum sufficient for the payment thereof set apart. The foregoing provisions will not, however, apply to a dividend payable solely in shares of any stock ranking subordinate to our preferred stock or preference stock, as the case may be, or to the acquisition of shares of any stock ranking subordinate to our preferred stock or preference stock, as the case may be, in exchange solely for shares of any other stock ranking subordinate to our preferred stock or preference stock, as applicable.

Liquidation

        In the event of a liquidation, dissolution or winding up of our company, the holders of priority stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of common stock or any other security ranking junior to such priority stock, to receive an amount per share determined by our board of directors and set forth in the applicable prospectus supplement plus accrued and unpaid dividends to the distribution or payment date (whether or not earned or declared). However, neither the merger, nor the sale, lease or conveyance of all or substantially all of our assets will be deemed a liquidation, dissolution or winding up of our company for purposes of this provision. In the event that the assets available for distribution with respect to our preferred stock or preference stock, as the case may be, are not sufficient to satisfy the full liquidation rights of all our outstanding preferred stock or preference stock, as applicable, then such assets will be distributed to the holders of such preferred stock or preference stock, as the case may be, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full amount of the liquidation preference, the holders of priority stock will not be entitled to any further participation in any distribution of assets by us.

Voting Rights

        At any time dividends in an amount equal to six quarterly dividend payments on our preferred stock of any series, whether or not consecutive, or six quarterly dividend payments on our preference stock of any series, whether or not consecutive, shall be unpaid in whole or in part, holders of our preferred stock or preference stock, as the case may be, shall have the right to a separate class vote to elect two members of our board of directors (and the size of the board of directors shall be increased by two in order to accommodate such election) at the next annual meeting of stockholders and thereafter until such arrearages in dividends have been declared and paid or declared and a sum sufficient for the payment thereof set apart in trust for the holders entitled thereto, at which time the rights of the holders of our preferred stock or our preference stock, as the case may be, to elect such directors will cease and the terms of such two directors will terminate.

        Without the affirmative vote of the holders of two-thirds of our preferred stock or two-thirds of our preference stock, as the case may be, then outstanding (voting separately as a class, without respect to series), we may not adopt any proposed amendment to our Restated Articles of Incorporation which:

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  authorizes, or increases the number of authorized shares of, any capital stock of our company (which, in the case of our preference stock, includes any increase in the number of authorized shares of preferred stock) or any security or obligation convertible into any other capital stock of our company ranking prior to our preferred stock or our preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends (and if an affirmative vote of the holders of each series of preferred stock or each series of preference stock is required by law, the affirmative vote of the holders of at least a majority of the shares of each such series at the time outstanding will also be required to adopt any such proposed amendment); or

  •
  affects adversely the relative rights, preferences, qualifications, limitations or restrictions of the outstanding preferred stock or preference stock, as the case may be, or the holders thereof, provided, that if any such amendment affects adversely the relative rights, preferences, qualifications, limitations or restrictions of less than all series of our preferred stock or less than all series of our preference stock, as the case may be, at the time outstanding, then only the affirmative vote of the holders of at least two-thirds of the shares of each series so affected is necessary.

        However, any amendment to our Restated Articles of Incorporation to authorize, or to increase the number of authorized shares of, any capital stock ranking on a parity with our preferred stock or our preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends will not be deemed to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of our preferred stock or our preference stock, as the case may be, or any series thereof.

        Without the affirmative vote of the holders of at least a majority of the shares of our preferred stock or a majority of the shares of our preference stock, as the case may be, at the time outstanding (voting separately as a class, without respect to series) (or, if an affirmative vote of the holders of the shares of preferred stock or preference stock of each series is required by law, without the affirmative vote of holders of at least a majority of the shares of our preferred stock or our preference stock, as the case may be, of each series at the time outstanding), our company may not adopt any proposed amendment to our Restated Articles of Incorporation which increases the number of authorized shares of our preferred stock or preference stock, as the case may be, or authorizes, or increases the number of authorized shares of any capital stock or any security or obligation convertible into any capital stock ranking on a parity with our preferred stock or preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends, or to authorize any sale, lease or conveyance of all or substantially all of our assets, or to adopt any agreement of merger of our company with or into any other corporation or any agreement of merger of any other company with or into our company. However, no such vote of the holders of our preferred stock or preference stock, as the case may be, will be required to adopt any such agreement of merger if none of the relative rights, preferences, qualifications, limitations or restrictions of the outstanding preferred stock or preference stock, as applicable, or any series thereof would be adversely affected thereby and if the corporation resulting therefrom will have thereafter no authorized stock ranking prior to or on a parity with our preferred stock or preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of such resulting corporation or in the payment of dividends, except the same number of authorized shares of stock with the same relative rights, preferences, qualifications, limitations and restrictions thereof as our stock authorized immediately preceding such merger and if each holder of the shares of our preferred stock or preference stock, as the case may be, immediately preceding such merger receives the same number of shares, with the same relative rights, preferences, qualifications, limitations and restrictions thereof, of stock of such resulting corporation.

        Except as described above or as required by law, our priority stock will not be entitled to any voting rights unless provided for in the applicable certificate of designations and set forth in the applicable prospectus supplement. In the event the holders of our priority stock are entitled to vote on any matter, each holder of our priority stock shall be entitled to one vote per share. As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares representing fractions of shares of a series of the priority stock, each such depositary share will, in effect, be entitled to such fraction of a vote per depositary share.

No Other Rights

        The shares of a series of priority stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our Restated Articles of Incorporation and the applicable certificate of designations or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent for priority stock offered will be described in the applicable prospectus supplement.

 DESCRIPTION OF DEPOSITARY SHARES

        The following is a description of certain general terms and provisions of the depositary shares. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the deposit agreement and of the depositary shares and depositary receipts contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, reference to the forms of the deposit agreement and depositary receipts which will be filed with the SEC at or prior to the time of any offering of depositary shares.

General

        We may, at our option, elect to offer fractional interests in shares of preferred stock and preference stock, rather than shares of preferred stock or preference stock. In the event such option is exercised, we will provide for the issuance by a depositary to the public of receipts for depositary shares, which we refer to as "depositary receipts", each of which will represent a fractional interest.

        The shares of any series of our preferred stock or preference stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, referred to as the "depositary", selected by us having its principal office in the United States. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of our preferred stock or preference stock underlying such depositary shares, to all the rights and preferences of the preferred stock or preference stock underlying such depositary share (including dividend, voting, redemption, conversion and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

        Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary shares is entitled to have the depositary deliver to such holder the whole shares of preferred stock or preference stock underlying the depositary shares evidenced by the surrendered depositary receipts.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock or preference stock to the record holders of depositary shares relating to such preferred stock or preference stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock or preference stock shall be made available to holders of depositary shares.

Redemption of Depositary Shares

        If a series of our preferred stock or preference stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of our preferred stock or preference stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of our preferred stock or preference stock.

        Whenever we redeem shares of preferred stock or preference stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock or preference stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting the Preferred Stock and Preference Stock

        Upon receipt of notice of any meeting at which the holders of our preferred stock or preference stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock or preference stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such preferred stock or preference stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock or preference stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock or preference stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock or preference stock to the extent it does not receive specific instructions from the holders of depositary shares relating to such preferred stock or preference stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares relating thereto have been redeemed or (2) there has been a final distribution in respect of our preferred stock or preference stock of the relevant series in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and preference stock and any redemption of our preferred stock and preference stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the applicable preferred stock or preference stock.

        Neither we nor the depositary will be liable if prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, preferred stock or preference stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock or preference stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

DESCRIPTION OF WARRANTS

General

        We may issue warrants, including warrants to purchase our common stock, preferred stock, preference stock, debt securities, or other of our securities. Warrants may be issued independently or together with any other securities described in this prospectus and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The summary of terms of the warrants contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of the warrant agreement which will be filed with the SEC at or prior to the time of any offering of warrants.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

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  the designation, aggregate principal amount and terms of securities purchasable upon exercise of the warrants;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which the warrants and securities issued with them will be separately transferable;

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  the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain United States Federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units. The description in the applicable prospectus supplement is qualified in its entirety by reference to the forms of stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, which will be filed with the SEC at or prior to the time of any offering of stock purchase contracts or stock purchase units.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of our common stock, preferred stock or preference stock at a future date. The consideration per share of common stock, preferred stock or preference stock and the number of shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

        The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and either debt securities, warrants or other securities of ours or debt obligations of third parties, in each case securing holders' obligations to purchase our common stock or other securities of ours subject to the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

 SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, we may add secondary sales of shares of our common stock by any selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. The selling shareholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling shareholders and the shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

        Information about the selling shareholders, where applicable, including their identities, the amount of shares of common stock owned by each selling shareholder prior to the offering, the number of shares of our common stock to be offered by each selling shareholder and the amount of common stock to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or free writing prospectus will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or free writing prospectus, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

        Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

        If so indicated in the applicable prospectus supplement and/or other offering material, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

        Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or free writing prospectus. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

        We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

        Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder's securities or in connection with the offering of other securities not covered by this prospectus.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

        Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for us or any selling shareholder and our respective subsidiaries in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or free writing prospectus for such securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

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  incorporated documents are considered part of this prospectus;

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  we are disclosing important information to you by referring you to those documents; and

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  information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015; and

  •
  the description of our common stock, par value $2.50 per share, contained in Item 1 of our Registration Statement on Form 8-A dated January 8, 1987 and the amendments thereto on Form 8-K dated July 13, 1990 and on Form 8-A dated December 22, 1988, August 24, 1989, November 7, 1990, November 1, 1993, January 12, 1994 and July 15, 1996, respectively, and any other amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Cummins Inc. 500 Jackson Street P.O. Box 3005 Columbus, Indiana 47202-3005 (812) 377-5000 Attention: Corporate Secretary

        You can also find these filings on our website at www.cummins.com/cmi. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

        You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. Certain legal matters relating to Indiana law will be passed on for us by Sharon R. Barner, Vice President—General Counsel. As of December 31, 2015, Ms. Barner owned 1,195 shares of our common stock and options to buy 24,830 shares of our common stock, 11,090 of which have vested. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by Cummins Inc. (the "Company").

	Amount
Securities and Exchange Commission registration fee		$(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent's fees and expenses)		(2)
Total	$

(1)
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

(2)
The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        The Company is an Indiana corporation. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The IBCL also permits a corporation to indemnify a director or an officer who is made a party to a proceeding because the individual was a director or an officer of the corporation against liability incurred in the proceeding if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the conduct was in the corporation's best interests, and in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests. In a criminal proceeding, the individual must also have either had reasonable cause to believe the individual's conduct was lawful or no reasonable cause to believe the individual's conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this paragraph.

        The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of a proceeding (provided the director delivers a written affirmation of such director's good faith along with a written undertaking, among other conditions) and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL. In addition, the IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.

        The indemnification provisions in the Company's governing documents may be sufficiently broad to permit indemnification of directors and officers for liabilities arising under the Securities Act of 1933.

        Reference is made to Article VI of the Company's By-Laws (filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended July 1, 2012, which is incorporated by reference herein), which provides for mandatory indemnification of the Company's officers and directors to the fullest extent permitted by Sections 1 through 13 of IBCL Chapter 37. Article VI also provides for discretionary indemnification of the Company's officers and directors in accordance with IBCL Chapter 37.

        The above is a general summary of certain provisions of the Company's By-Laws and of the IBCL and is subject in all respects to the specific and detailed provisions of the Company's By-Laws and the IBCL.

        Reference is made to the Underwriting Agreement, filed as Exhibit 1 hereto, which provides for indemnification, under certain circumstances, of the Company, certain of its directors and officers, and persons who control the Company.

        Under Indiana law, corporations also have the power to purchase and maintain insurance for directors and officers. The Company maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

Item 16.    Exhibits.

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, That: paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d)

  of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on February 9, 2016.

CUMMINS INC.
By:	/s/ MARSHA L. HUNT Marsha L. Hunt Vice President—Corporate Controller (Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on February 9, 2016. Each person whose signature appears below constitutes and appoints Mark J. Sifferlen, Marsha L. Hunt and Patrick J. Ward, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ N. THOMAS LINEBARGER N. Thomas Linebarger	Director and Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK J. WARD Patrick J. Ward	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MARSHA L. HUNT Marsha L. Hunt	Vice President—Corporate Controller (Principal Accounting Officer)
/s/ ROBERT J. BERNHARD Robert J. Bernhard	Director
/s/ FRANKLIN R. CHANG-DIAZ Franklin R. Chang-Diaz	Director

S-1

Signature	Title

/s/ BRUNO DI LEO ALLEN Bruno Di Leo Allen	Director
/s/ STEPHEN B. DOBBS Stephen B. Dobbs	Director
/s/ ROBERT K. HERDMAN Robert K. Herdman	Director
/s/ ALEXIS M. HERMAN Alexis M. Herman	Director
/s/ THOMAS J. LYNCH Thomas J. Lynch	Director
/s/ WILLIAM I. MILLER William I. Miller	Director
/s/ GEORGIA R. NELSON Georgia R. Nelson	Director

S-2

EXHIBIT INDEX

Exhibit Number	Document Description
(1)	Form of Underwriting Agreement.*

(4.1)	Restated Articles of Incorporation (filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 2009 and incorporated herein by reference).

(4.2)	By-Laws, as amended and restated effective as of May 8, 2012 (filed as Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 2012 and incorporated herein by reference).

(4.3)	Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (Registration Statement No. 333-191189) filed with the Commission on September 16, 2013.)

(4.4)	Form of Senior Debt Securities (included in Exhibit 4.3; forms for individual issuances of offered securities to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offering of such offered securities).

(4.5)	Form of Certificate of Designations of Preferred Stock.*

(4.6)	Form of Certificate of Designations of Preference Stock.*

(4.7)	Form of Specimen Stock Certificate with respect to Preferred Stock.*

(4.8)	Form of Specimen Stock Certificate with respect to Preference Stock.*

(4.9)	Form of Deposit Agreement (including form of Depositary Receipt for Depositary Shares).*

(4.10)	Specimen Stock Certificate with respect to Common Stock (incorporated by reference to Exhibit 4.6 to Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 33-50665) filed with the Commission on October 28, 1993).

(4.11)	Form of Warrant Agreement (including Form of Warrant Certificate).*

(4.12)	Form of Stock Purchase Contract.*

(4.13)	Form of Stock Purchase Unit.*

(5.1)	Opinion of Foley & Lardner LLP.

(5.2)	Opinion of Sharon R. Barner, Esq., Vice President—General Counsel of the Company.

(12)	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company's Annual Report on Form 10-K filed with the Commission on February 12, 2016).

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5.1)).

(23.2)	Consent of Sharon R. Barner, Esq., Vice President—General Counsel of the Company (filed as part of Exhibit (5.2)).

(23.3)	Consent of PricewaterhouseCoopers LLP.

(24)	Powers of Attorney of Directors of Cummins Inc. (included on the signature page to this Registration Statement).

(25)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

Documents incorporated by reference to filings made by the Company under the Securities Exchange Act of 1934, as amended, are under Securities and Exchange Commission File No. 001-04949.

*
To be filed by amendment or under subsequent Current Report on Form 8-K.